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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-1 of our report dated April 11, 2008 relating to the consolidated statements of operations, stockholders' equity (deficit) and comprehensive income, and cash flows for the year ended June 30, 2007 appearing in the prospectus, which is part of this registration statement. We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
July 28, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM